Exhibit 4.6


                 JUNIOR SUBORDINATED NOTE SUBSCRIPTION AGREEMENT


         THIS JUNIOR SUBORDINATED NOTE SUBSCRIPTION AGREEMENT, dated as of February 23, 2007 (this "Agreement"), between First Banks, Inc., a Missouri corporation (the "Company"), and First Bank Statutory Trust VIII, a statutory trust created under the laws of the State of Delaware (the "Trust"), relating to the Junior Subordinated Notes due 2037 (the "Notes"), issuable pursuant to an Indenture, dated the date hereof, between the Company and Wilmington Trust Company, as Trustee (the "Indenture"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

         WHEREAS, the Company, the Trust and the Purchasers have entered into a Purchase Agreement, dated February 23, 2007 (the "Purchase Agreement"), in connection with the issuance and sale of preferred securities (liquidation amount of $1,000 per security) (the "Preferred Securities") by the Trust; and

         WHEREAS, the Company and the Trust have entered into a Common Securities Subscription Agreement, dated the date hereof (the "Common Securities Subscription Agreement"), in connection with the issuance and sale of common securities (liquidation amount of $1,000 per security) (the "Common Securities") by the Trust; and

         WHEREAS, in connection with the Purchase Agreement and the Common Securities Subscription Agreement and the issuance and sale of the Preferred Securities and the Common Securities, respectively, pursuant thereto, the Trust desires to purchase from the Company, and the Company desires to sell to the Trust, all of the Notes.

         NOW, THEREFORE, in consideration of the foregoing premises and the conditions and agreements hereinafter set forth, the parties hereto agree as follows:

         1. The Trust hereby offers to purchase from the Company, and the Company hereby accepts such offer and agrees to issue and sell to the Trust, on the date hereof, TWENTY-FIVE MILLION SEVEN HUNDRED SEVENTY-FOUR THOUSAND AND 00/100 DOLLARS ($25,774,000) aggregate principal amount of Notes, in consideration of the payment on or before the date hereof of TWENTY-FIVE MILLION SEVEN HUNDRED SEVENTY-FOUR THOUSAND AND 00/100 DOLLARS ($25,774,000) in immediately available funds.

         2. The Company represents and warrants that the Notes have been duly authorized and executed by the Company, and, when duly authenticated and delivered to the Trust in accordance with the terms hereof and of the Indenture, will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         3. This Agreement and the rights and obligations of each of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

         4. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND
COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         5. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                    FIRST BANKS, INC.

                                    By:  /s/ Terrance M. McCarthy
                                       -----------------------------------------
                                             Terrance M. McCarthy
                                             Senior Executive Vice President and
                                             Chief Operating Officer


                                    First Bank Statutory Trust VIII


                                    By:  /s/ Terrance M. McCarthy
                                       -----------------------------------------
                                             Terrance M. McCarthy
                                             Administrative Trustee


                                    By:  /s/ Peter D. Wimmer
                                       -----------------------------------------
                                             Peter D. Wimmer
                                             Administrative Trustee


                                    By:  /s/ Lisa K. Vansickle
                                       -----------------------------------------
                                             Lisa K. Vansickle
                                             Administrative Trustee